UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2012

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 21, 2012, Quicksilver Resources Inc. (“Quicksilver”) entered into an Acquisition and Exploration Agreement (the “SWEPI Agreement”) with SWEPI LP (“SWEPI”), a subsidiary of Royal Dutch Shell plc, to jointly develop Quicksilver’s and SWEPI’s oil and gas interests in the Sand Wash Basin in Northwest Colorado and to establish an Area of Mutual Interest (“AMI”) covering in excess of 850,000 acres in the basin.

Pursuant to the SWEPI Agreement, the parties will each assign to the other a 50% working interest in the majority of their acreage in the Sand Wash Basin so that each party will own a 50% interest in approximately 330,000 acres and have the right to a 50% interest in any acquisition within the AMI.  In addition, the SWEPI Agreement provides that SWEPI will pay Quicksilver an equalization payment for 50% of the differential in acreage contributed by Quicksilver in excess of the acreage that SWEPI contributes, subject to certain closing and post-closing adjustments pursuant to the SWEPI Agreement.

SWEPI will be the operator of the majority of the lands subject to the SWEPI Agreement, although Quicksilver will continue to operate wells it drilled prior to the SWEPI Agreement and on other designated lands.

The transactions contemplated by the SWEPI Agreement are expected to close before year-end 2012, subject to customary due diligence and other closing conditions.

The SWEPI Agreement contains customary representations, warranties, covenants, indemnification obligations and closing conditions.  Subject to certain conditions and exceptions, the SWEPI Agreement may be terminated prior to closing under certain circumstances, including that (a) the parties mutually consent to the termination and (b) the aggregate amount of net mineral acres to be assigned or leased at closing by either the Company or SWEPI is reduced on account of title or environmental defects by more than 25% of the total net mineral acres of that party initially subject to the SWEPI Agreement on its effective date.

The foregoing summary is not intended to be complete and is qualified in its entirety by the SWEPI Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

On September 24, 2012, Quicksilver issued a press release announcing the SWEPI Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On September 24, 2012, Quicksilver issued a press release providing an update on reduced letter of credit obligations to NOVA Gas Transmission Ltd., a subsidiary of TransCanada Pipelines Limited, in connection with the Komie North pipeline project in the Horn River Basin in British Columbia.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description
10.1*	Acquisition and Exploration Agreement, dated September 20, 2012, between Quicksilver Resources Inc. and SWEPI LP.
99.1	Press Release dated September 24, 2012.

* Portions of exhibit deleted pursuant to request for confidential treatment.  These portions have been furnished separately to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ John C. Cirone
John C. Cirone
Executive Vice President, General Counsel and Secretary

Date:  September 24, 2012

INDEX TO EXHIBITS

Exhibit Number	Description
10.1*	Acquisition and Exploration Agreement, dated September 20, 2012, between Quicksilver Resources Inc. and SWEPI LP.
99.1	Press Release dated September 24, 2012.

* Portions of exhibit deleted pursuant to request for confidential treatment.  These portions have been furnished separately to the Securities and Exchange Commission.